SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 23, 2003
Date of Report (Date of earliest event reported)

CIENA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21969 (Commission File No.)	23-2725311 (IRS Employer Identification No.)

1201 Winterson Road, Linthicum, Maryland 21090
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(410) 865-8500

Not applicable
(Former name or former address, if changed since last report)

Exhibit Index on Page 2

Item 5. Other Events.

     On January 23, 2003, CIENA Corporation issued the press release attached hereto as Exhibit 99.1 concerning a settlement agreement with Nortel Networks and related matters. The attached press release is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

     99.1 Press Release dated January 23, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION

Date:	January 23, 2003	By:	/s/ RUSSELL B. STEVENSON, JR. Russell B. Stevenson, Jr. Senior Vice President, General Counsel and Secretary